Exhibit 21.1

           Subsidiaries of TRM Copy Centers Corporation
           --------------------------------------------


                                                                State or Place
Subsidiary                                                     of Incorporation
- ----------                                                     ----------------

TRM Copy Centers (USA) Corporation                                 Oregon

TRM Copy Centres (Canada) Ltd.*                                    Canada

TRM Copy Centres (U.K.) Ltd.*                                      Oregon

TRM France Ltd.*                                                   Oregon

BisCard Corporation                                                Oregon



*TRM Copy Centres (Canada) Ltd., TRM Copy Centres (U.K.) Ltd. and
 TRM France Ltd. are subsidiaries of TRM Copy Centers (USA)
 Corporation.